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                           WESTINGHOUSE AIR BRAKE COMPANY
                    PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         SOLICITED BY THE BOARD OF DIRECTORS
                    WESTIN WILLIAM PENN, PITTSBURGH, PENNSYLVANIA
                FRIDAY, NOVEMBER 19, 1999 -- 10:00 A.M. (LOCAL TIME)
         The undersigned stockholder of WESTINGHOUSE AIR BRAKE COMPANY (the
         "Company") does hereby appoint WILLIAM E. KASSLING and ROBERT J. BROOKS, and each of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Special Meeting of Stockholders of the Company, to be held on November 19, 1999 (the "Special Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the Joint Proxy Statement/Prospectus and, in their discretion, on any other business which may properly come before the Special Meeting.

         The undersigned stockholder hereby revokes all previous proxies for the Special Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy
         Statement/Prospectus, both dated October 20, 1999.

         You are urged to return promptly this proxy card in the enclosed envelope whether or not you expect to attend the Special Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Special Meeting.

         The shares represented by this proxy card will be voted as directed by the stockholder. If this proxy card is executed but no direction is given, such shares will be voted "FOR" proposal 1.

                  (Continued and to be signed on the reverse side)
P

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICTED,
                     THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

         Proposal 1.  Approval and adoption of the Amended and Restated
                      Agreement and Plan of Merger dated as of September 26, 1999, as amended, between Westinghouse Air Brake Company and MotivePower Industries, Inc. and the merger.

                 [ ] FOR          [ ] AGAINST          [ ] WITHHELD

         Please check this box if you plan to attend the Special Meeting [ ]

                                             Please date and sign exactly as
                                             your name appears hereon and
                                             return in the enclosed
                                             envelope. If acting as
                                             attorney, executor,
                                             administrator, guardian or
                                             trustee, please so indicate
                                             with your full title when
                                             signing. If a corporation,
                                             please sign in full corporate
                                             name, by duly authorized
                                             officer. If shares are held
                                             jointly, each stockholder named
                                             should sign.

         SIGNATURE(S) SIGNATURE(S) DATE: __________
         NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.